                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Jarden Corporation of our report dated April 17, 2003, except as to the Subsequent Event described in Note 11 which is as of September 2, 2003, relating to the financial statements of Lehigh Consumer Products Corporation as of December 31, 2002 and for the year then ended, which is incorporated by reference in Form S-8 (No. 33-60622) dated March 31, 1993, Registration Statement on Form S-8 (No. 33-60730) dated March 31, 1993, Registration Statement on Form S-8 (No. 333-27459) dated May 20, 1997, Registration Statement on Form S-8 (No. 333-27461) dated May 20, 1997, Registration Statement on Form S-8 (No. 333-67033) dated November 10, 1998, Registration Statement on Form S-8 (No. 333-87996) dated May 10, 2002, Registration Statement on Form S-4/A (No. 333-89862) dated October 24, 2002, Registration Statement on Form S-3/A (No. 333-102387) dated January 29. 2003, and Registration Statement on Form S-8 (No. 333-105081) dated May 8, 2003, and which appear in the Current Report on Form 8-K dated September 5, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
October 1, 2003